Exhibit 16.1

December 5, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:   Digi International Inc.

File No. 1-34033

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Digi International Inc. dated December 5, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP